UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________ Form 8-K ________________
CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2010
Micrus Endovascular Corporation (Exact name of registrant as specified in its charter)

Delaware	000-51323	23-2853441
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

821 Fox Lane, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 433-1400 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2010, the Compensation Committee of the Board of Directors of Micrus Endovascular Corporation (the “Company”), as authorized by the Company’s Board of Directors, approved an incentive commission plan for the fiscal year ending March 31, 2011 for Mr. Robert C. Colloton, the Company’s Vice President, Global Sales and Marketing.  Subject to reaching certain quarterly worldwide sales revenue milestones, Mr. Colloton will be eligible to receive an incentive commission payment of up to 0.20% of the Company's worldwide sales revenue for the fiscal year.  Such payments shall be payable on a quarterly basis, provided that Mr. Colloton remains employed by the Company. The Compensation Committee is entitled to amend or terminate Mr. Colloton’s incentive commission plan upon notice to Mr. Colloton, effective as of the end of any month.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION (Registrant)

Date: July 12, 2010	By:	/s/ Gordon T. Sangster
Gordon T. Sangster
Chief Financial Officer